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                                                                   Exhibit 3.30

                                     BY-LAWS

                                       OF

                           USA NETWORKS HOLDINGS, INC.

                             A DELAWARE CORPORATION

                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. All meetings of the stockholders for the election of directors shall be held within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual meetings of stockholders, commencing with the year 1999, shall be held on the 2nd Wednesday of June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 6:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a vote of holders of common shares, a board of directors, and transact such other business as may properly be brought before the meeting.
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                  Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting.

                  Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 6. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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                  Section 8. The holders of a majority of the common stock
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the common stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

                  Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder of common stock shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the common stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                  Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such

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stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock (and, if required, the holders of any class of outstanding preferred stock) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation as provided in Section 228(c) of the Delaware General Corporation Law.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. The number of directors which shall constitute the whole board shall be three (3). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected by the holders of shares of common stock shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

                  Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of the holders of a majority of the outstanding shares of common stock or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until their earlier resignation or removal.

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                  Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting shall be held immediately after adjournment of the annual meeting of stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quoram shall be present, or the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 6. Regular meetings of the board of directors shall be held at such time and place as shall from time to time be determined by the board.

                  Section 7. Special meetings of the board may be called by the president or secretary on four days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

                  Section 8. At all meetings or the board a majority of authorized directors shall constitute a quorum for the transaction of business and the act of a majority of the

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directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until is quorum shall be present.

                  Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                  Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

                  Section 11. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee

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shall have the power or authority in reference to the following matters:
approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                  Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

                  Section 13. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

                  Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or other communication device.

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                  Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide. The board of directors may also choose a vice-chairman of the board, a chairman of the executive committee and a controller.

                  Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer and may choose such other officers as are deemed necessary for proper management of the corporation.

                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

                  Section 5. The officers of the corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by

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the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                          THE CHAIRMAN OF THE BOARD AND

                                  THE PRESIDENT

                  Section 6. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and board of directors, and shall have general and active management of the business of the corporation. The president shall see that all orders and resolutions of the board of directors are carried into effect and shall have charge of the day-to-day operations and activities of the corporation. In the absence of the chairman of the board or in the event of his or her inability or refusal to act, the president shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board.

                  Section 7. Either the chairman of the board or the president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

                  Section 8. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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                      THE SECRETARY AND ASSISTANT SECRETARY

                  Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

                  Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  Section 12. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements,

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and shall render to the chairman of the board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

                  Section 13. It required by the board of directors, he or she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

                  Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    DIVISIONS

                  Section 15. The board of directors or the president may establish one or more divisions of the cooperation to carry on such activities, hold such property and operate such portion of the business of the corporation as the board of directors or the president of the corporation shall direct. The board of directors or the president of the corporation may establish one or more offices of each division of the corporation and appoint one or more officers of each division. Such division officers shall hold office until their successors are elected and qualified or until their earlier resignation or removal by the board of directors or the president of the corporation. Any division officer may resign upon written notice to the corporation. Any resignation shall take effect at the date of receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be

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necessary to make it effective. The division officers shall have the duties and exercise the powers with respect to the activities, property and business of the division as the board of directors or the president of the corporation may from time to time prescribe. The board of directors or the president of the corporation may designate, alter, amend or terminate the powers, duties and compensation of each officer of each division of the corporation, and may terminate the existence of such division at will.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                  Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares owned by such holder in the corporation registered in certificate form.

                  Section 2. Any or all signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

                  Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof,

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require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

                  Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

                  Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends,

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and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                  Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

                  Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

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                                     CHECKS

                  Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the date of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting, or by the written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to effect such amendment at a meeting at which all shares entitled to vote thereon were present and vote, provided that notice is given to non-consenting stockholders as provided in ARTICLE II,
Section 11 of these by-laws, or by the unanimous written consent of all

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of the members of the board of directors as provided for in ARTICLE III, Section
9 of these by-laws.

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